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                                                                 Exhibit 99.5(a)

                             SUB-ADVISORY AGREEMENT


      Sub-Advisory Agreement executed as of December 20, 1993, between LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY, an Illinois corporation (the "Adviser"), and Fidelity Management Trust Company, a Massachusetts corporation (the "Sub-Adviser").

      Witnesseth:

      That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.    SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

            (a) Subject always to the control of the Directors of Lincoln National Equity-Income Fund, Inc. (the "Fund"), a Maryland corporation, which is an eligible investment fund for Lincoln National Variable Annuity Account C (the "Separate Account"), the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund which shall at all times meet the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code'). The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities in accordance with the provisions of the organizational documents and By-laws of the Fund and the stated investment objective, policies and restrictions of the Fund as set forth in the Fund's prospectus. Adviser will provide the Sub-Adviser with copies of the organizational documents of the Fund and with the Fund's prospectus, and any amendments to those items as may occur from time to time. Sub-Adviser will use its best efforts to safeguard and promote the welfare of the Fund, and to comply with other policies which the Directors or the Adviser may from time to time determine and communicate in writing to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Adviser from time to time, at such reasonable times as the parties may agree, to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

                  Sub-Adviser understands and agrees that in addition to the Separate Account, the Fund in the future may also be used as an eligible investment fund for other variable annuity and/or variable life insurance separate accounts.

            (b)   The Sub-Adviser, at its expense, will furnish (i) all
                  necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share and shareholder accounting services).
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                  As a particular service to be rendered by Sub-Adviser, but not by way of limitation, Sub-Adviser shall vote proxies relating to the Fund's portfolio securities.


            (c) In the selection of brokers and dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Directors of the Fund may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

            (d) The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Sub-Adviser pursuant to this Section 1 other than as provided in Section 3.

2.    OTHER AGREEMENTS, ETC.

      It is understood that any of the shareholders, Directors, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser; and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Fund or the Variable Annuity, or any other investment vehicle for which the Fund is an eligible investment fund.

3.    COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

      The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser


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pursuant to Section 1, a fee, computed and paid at the annual rate of: .75 of 1%
of the average daily net assets of the Fund. Such fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser. Such fee shall be payable for each month within ten (10) business days after the end of such month.

      If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.    ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

      This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason; and this Agreement shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund or of the Adviser or of the Sub-Adviser.

5.    EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

      This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

      (a) The Fund may at any time terminate this Agreement by not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Sub-Adviser; or

      (b) If (i) the Directors of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund and (ii) a majority of the Directors who are not interested persons of the Fund or of the the Adviser or of the Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later;: provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; or


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      (c)   The Adviser may at any time terminate this Agreement by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser, and the Sub-Adviser may at any time terminate this Agreement by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser.

      Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Directors, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

      Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.    CERTAIN INFORMATION.

      The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events:

      (a) the Sub-Adviser shall fail to meet the definition of a "bank" under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as a bank in order to perform its obligations under this Agreement;

      (b) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund;

      (c) the ownership of more than 51% of the common stock of the Sub-Adviser issued and outstanding as of the effective date of this Agreement will be transferred; and

      (d) the Chairman of the Board of Directors or the President of the Sub-Adviser, or any of the Sub-Adviser's portfolio managers for the Fund shall have changed.

7.    CERTAIN DEFINITIONS.

      For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

      For the purposes of this Agreement, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term


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"specifically approve at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

8.    NONLIABILITY OF SUB-ADVISER.

      In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, the rendering of services hereunder.

      Sub-Adviser, its directors, officers or employees shall not be liable to the Lincoln Entities defined in Section 9 for any loss suffered solely as a consequence of any action or inaction of any custodian of the Fund in failing to observe the instructions of the Sub-adviser.

9.    EXCEPTIONS TO NON-LIABILITY.

      Notwithstanding Section 8 above, Sub-Adviser agrees to indemnify the Fund, the Adviser, the Separate Account and the Depositor of the Separate Account (the "Lincoln Entities") for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) and litigation (including legal and other expenses) to which the Lincoln Entities, or any of them, may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of any failure by the Sub-Adviser, whether unintentional or in good faith or otherwise:

      (a) to adequately diversify the investment program of the Fund, pursuant to the requirements of Section 817(h) of the Code, and the regulations issued thereunder (including, but not by way of limitation, Reg. Sec. 1.817-5, March 2, 1989, 54 F.R. 8730), relating to the diversification requirements for variable annuity, endowment, and life insurance contracts; and

      (b) to supply the Lincoln Entities, or any of them, with accurate information by which they, or any of them, may properly calculate the accumulation and/or annuity unit values, or provide other information to the public, to its clients or prospects, or to any regulatory body, all as may be mandated by law or required pursuant to the relevant Prospectuses and Registration Statements for the Fund and for the Separate Account and any other separate accounts it may serve.

10.   USE OF SUE-ADVISER'S NAME

      Adviser will not use Sub-Adviser's name (nor that of any affiliate) in its marketing or sales literature, without prior review and approval by Sub-Adviser, which approval will not be unreasonably withheld or delayed.


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11.   RIGHT OF AUDIT.

      The Sub-Adviser shall permit employees or legal representatives of the Lincoln Entities (including independent auditors), or any of them, at the Lincoln Entities' reasonable discretion, to audit the books and records (including, but not by way of limitation, electronic data files, and E-mail, whether on-line or in storage) of Sub-Adviser which relate to transactions which are the subject of this agreement. Any audit will be conducted during normal business hours of the Sub-Adviser and on the Sub-Adviser's premises. Sub-Adviser agrees to provide to the Lincoln Entities, without charge, reasonable access to its facilities and personnel during the conduct of an audit. Sub-Adviser may charge a reasonable fee for photocopying and other out-of-pocket costs associated with an audit conducted under this Section.

12.   ALTERNATIVE RESOLUTION OF DISPUTES.

      Prior to commencing litigation over any dispute arising out of or relating to this agreement the parties shall attempt in good faith to resolve the dispute by the following means:

      (a) Negotiation. Any party may give the other party(ies) written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of that notice, executives from those parties involved in the dispute and who have authority to settle the controversy shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 120 days of the disputing party's notice, or if the parties fail to meet within the twenty (20) days, any of the disputing parties may initiate a minitrial of the controversy or claim as provided in Paragraph (b). If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three (3) working days' notice of that intention and may also be accompanied by an attorney.

      (b) Minitrial. If the dispute has not been resolved by negotiation as provided herein, the disputing parties shall endeavor to settle the dispute by minitrial under the then current Center For Public Resources ("CPR") Model Minitrial Procedure, assisted by a neutral third party who will be selected by the disputing parties from the CPR Panels of Neutrals. If the disputing parties encounter difficulty in agreeing on a neutral third party, they will seek the assistance of CPR in the selection process.

      (c) Extension of Deadlines. Any or all of the deadlines set forth in this Section 12 may be extended by mutual agreement of the disputing parties.

      (d) Confidentiality. All negotiations pursuant to this Section 12 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and applicable State Rules of Evidence.


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      (e)   No Waiver. Nothing in this Section 12 shall be construed to constitute a waiver of any right provided by the Investment Advisors Act of 1940 to any party to this agreement.

13.   CHOICE OF LAW.

      This agreement shall be interpreted and construed in accordance with the law of the State of Indiana.

      IN WITNESS WHEREOF, LINCOLN NATIONAL INVESTMENT MANAGEMENT COMPANY and FIDELITY MANAGEMENT TRUST COMPANY have each caused this Instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                       LINCOLN NATIONAL INVESTMENT
                                        MANAGEMENT COMPANY

                                       By: [ILLEGIBLE]
                                           -------------------------------------
                                       Printed Name: [ILLEGIBLE]
                                                     ---------------------------
                                       Title: President
                                              ----------------------------------


                                       FIDELITY MANAGEMENT TRUST COMPANY

                                       By: /s/ John P. O'Reilly, Jr.
                                           -------------------------------------
                                       Printed Name: John P. O'Reilly, Jr.
                                                     ---------------------------
                                       Title: Sr. Vice President
                                              ----------------------------------


Accepted and agreed to
as of the day and year
first above written:

LINCOLN NATIONAL EQUITY-INCOME FUND, INC.


By: /s/ Kelly D. Clevenger
    ------------------------------------
Printed Name: Kelly D. Clevenger
              --------------------------
Title: Vice President
       ---------------------------------


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